                                                                 Exhibit 13(d)

                    SCHEDULE A DATED SEPTEMBER 19, 2000 TO

         DRESDNER RCM GLOBAL FUNDS, INC. DISTRIBUTION AND SERVICE PLAN

FUND/CLASS                                                 DISTRIBUTION FEE

Dresdner RCM Large Cap Growth Fund
        Class N                                                  0.25%

Dresdner RCM Global Small Cap Fund
        Class N                                                  0.25%

Dresdner RCM Global Technology Fund
        Class N                                                  0.25%

Dresdner RCM Emerging Markets Fund
        Class N                                                  0.25%

Dresdner RCM Tax Managed Growth Fund
        Class N                                                  0.25%

Dresdner RCM Global Equity Fund
        Class N                                                  0.25%

Dresdner RCM Strategic Income Fund
        Class N                                                  0.25%

Dresdner RCM MidCap Fund
        Class N                                                  0.25%

Dresdner RCM Small Cap Fund
        Class N                                                  0.25%

Dresdner RCM International Growth Equity Fund
        Class N                                                  0.25%

Dresdner RCM Europe Fund
        Class N                                                  0.25%
